                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee for delayed offering pursuant to Section 305(b)(2))

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                               __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b)(2)_________________

                               __________________

                            THE CHASE MANHATTAN BANK
                             (National Association)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of  principal executive offices)

                                      10081
                                   (Zip Code)
                                 _______________

                            SOUTHERN UNION COMPANY
               (Exact name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation  or organization)

                                   75-0571592
                      (I.R.S. Employer Identification No.)

                         504 LAVACA STREET, EIGHTH FLOOR
                                  AUSTIN, TEXAS
                      (Address principal executive offices)

                                      78701
                                   (Zip Code)
                        _________________________________

                                DEBT SECURITIES
                       (Title of the indenture securities)

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- -------------------------------------------------------------------------------

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of Governors of The Federal Reserve System,
               Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility. *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12), Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
             (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. -- Copies of authorizations of The Chase Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)
     *6. --  The  consents of United States institutional trustees required by
             Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

___________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                    ___________________




                                       1.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 4th day of January, 1994.



                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)

                                            /s/Timothy E. Burke
                                   ---------------------------------------
                                   By:  Timothy E. Burke, Second Vice President



                                       2.

                                    EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on September 30, 1993, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 02370           Comptroller of the Currency Northeastern District

Statement of Resources and Liabilities

                                                               ASSETS

                                                                                                                   THOUSANDS
                                                                                                                   OF DOLLARS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $4,674,736
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5,374,597
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,261,309
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,781,000
     Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      599,805
Loans and lease financing receivables:
     Loans and leases, net of unearned income. . . . . . . . . . . . . . . . . . . . . . . . . . . $51,968,405
     LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . . . . .       1,441,698
     LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . . . . . . .         107,265
                                                                                                   -----------
Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . . . . . . . . . . . . . .   50,419,442
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,243,296
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,806,510
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,133,788
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . . . . . . . .       59,706
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .      853,332
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      351,380
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,683,740
                                                                                                                  -----------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $83,242,641
                                                                                                                  -----------
                                                                                                                  -----------
                                                             LIABILITIES
Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32,309,451
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,192,841
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21,116,610
                                                                                                   -----------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . . . . . .   31,259,700
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,784,987
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28,474,713
                                                                                                   -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,974,601
     Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77,553
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25,000
Other borrowed money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,951,813
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . . .       41,547
Bank's liability on acceptances, executed and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . .      865,687
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,360,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,327,703
                                                                                                                  -----------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $77,193,055
                                                                                                                  -----------

Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0


                                                           EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      908,825
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,351,645
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      778,153
LESS: Net unrealized loss on marketable equity securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .            0
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10,963
                                                                                                                  -----------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,049,586
                                                                                                                  -----------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
     EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $83,242,641
                                                                                                                  -----------
                                                                                                                  -----------

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                 Directors
(Signed) Richard J. Boyle


                                       3.